UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2025

Surmodics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Minnesota	0-23837	41-1356149
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9924 West 74th Street
Eden Prairie, Minnesota		55344
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 952 500-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.05 par value	SRDX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

As previously reported, on May 28, 2024, Surmodics, Inc. (the “Company”) entered into a Merger Agreement (the “Merger Agreement”) with BCE Parent, LLC, a Delaware limited liability company (“Parent”) and an entity indirectly controlled by funds affiliated with GTCR LLC (“GTCR”), and BCE Merger Sub, Inc., a Minnesota corporation and a wholly owned Subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, and subject to the terms and conditions thereof, Merger Sub will merge (the “Merger”) with and into the Company, with the Company as the surviving corporation and a wholly owned subsidiary of Parent.

On March 6, 2025, the U.S. Federal Trade Commission (the “FTC”) filed a complaint in the United States District Court for the Northern District of Illinois seeking to enjoin the Merger (the “Action”).

Also on March 6, 2025, the Company issued a press release in response to the Action. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Company Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements include anticipated future litigation, ability to consummate the Merger and any other statements and expectations that are not historical facts. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including, without limitation: (1) risks related to the consummation of the Merger, including the risks that (a) the parties may not prevail in the pending litigation with the FTC, (b) the Merger may not be consummated within the anticipated time period, or at all, (c) other conditions to the consummation of the Merger under the merger agreement may not be satisfied, (d) all or part of GTCR’s financing may not become available, and (e) the significant limitations on remedies contained in the merger agreement may limit or entirely prevent Surmodics from specifically enforcing GTCR’s obligations under the merger agreement or recovering damages for any breach by GTCR; (2) the effects that any termination of the merger agreement may have on Surmodics or its business, including the risks that (a) Surmodics’ stock price may decline significantly if the Merger is not completed, or (b) the merger agreement may be terminated in circumstances requiring Surmodics to pay GTCR a termination fee; (3) the effects that the announcement or pendency of the Merger and the litigation with the FTC may have on Surmodics and its business, including the risks that as a result (a) Surmodics’ business, operating results or stock price may suffer, (b) Surmodics’ current plans and operations may be disrupted, (c) Surmodics’ ability to retain or recruit key employees may be adversely affected, (d) Surmodics’ business relationships (including, customers, franchisees and suppliers) may be adversely affected, or (e) Surmodics’ management’s or employees’ attention may be diverted from other important matters; (4) the effect of limitations that the merger agreement places on Surmodics’ ability to operate its business, return capital to shareholders or engage in alternative transactions; (5) the nature, cost, and outcome of pending and future litigation (including the current litigation with the FTC) and other legal proceedings, including any such proceedings related to the Merger and instituted against Surmodics and others; (6) the risk that the Merger and related transactions may involve unexpected costs, liabilities, or delays; (7) other economic, business, competitive, legal, regulatory, and/or tax factors; and (8) other factors described under the heading “Risk Factors” in Part I, Item 1A of the Company’s Form 10-K for the fiscal year ended September 30, 2024, filed with the Securities and Exchange Commission (the “SEC”) on November 20, 2024 (the “Form 10-K”), as updated or supplemented by subsequent reports that the Company files with the SEC. Potential investors, shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Neither Parent nor the Company assumes any obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated March 6, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.

Date: March 6, 2025	By:	/s/ Gordon S. Weber
Senior Vice President of Legal, General Counsel and Secretary